EXHIBIT 10(h)

                AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


            This Agreement of Merger and Plan of Reorganization ("Agreement") dated May 1, 1998 is by and among ClearWorks Technologies, Inc., a Delaware corporation, (the "Buyer") and Team Renaissance, Inc., a Texas corporation, (the "Company") and Michael C. Callihan, the majority stockholder of Company and other stockholders of Company (collectively referred to as the "Sellers").

            WHEREAS, the Sellers collectively own all of the outstanding stock of the Company;

            WHEREAS, the Company is engaged in the business (the "Business") of providing network wiring and cabling services;

            WHEREAS, the Buyer desires to acquire by purchase all of Sellers' shares in the Company;

       WHEREAS, for U.S. federal income tax purposes, it is intended that this merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                     CLOSING

            Section I.1 CLOSING. Subject to the provisions of this Agreement, the Merger shall be consummated by filing with the Secretary of State of the States of Texas and Delaware a certificate of merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the Texas Business Corporation Act (the "TCBA") and the Delaware General Corporations Law the "DGCL") (the time of such filing or such later time and date as is specified in such filing being the "Effective Time"). The closing of the purchase and sales provided for herein (the "Closing") is to take place on May 21, 1998 ("Closing Date") at the offices of Royall & Fleschler, 1331 Lamar, Suite 1375, Houston, Texas 77010, concurrently with the execution and delivery hereof.

            Section 1.2 EFFECT OF CLOSING. By virtue of the Merger and without the necessity of any action by or on behalf of the parties hereto:

            (a) At the Effective Time, (i) the separate existence of the Company shall cease and the Company shall be merged with and into Buyer (the Buyer and the Company are sometimes referred to herein as the "Constituent Corporations" and the Buyer is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of the Buyer shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended and (iii) the By-laws of the Buyer as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended.

             (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well as of a public and of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all and singular the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it, except as otherwise provided by law or contract.

                                   ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

            Section II.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of the Company or shares of capital stock of the Buyer:

            (a) CAPITAL STOCK. Each issued and outstanding share of the capital stock of the Buyer shall continue to be an issued and outstanding share of capital stock of the Surviving Corporation. Each certificate representing immediately prior to the Effective Time issued shares of capital stock of the Buyer shall continue to evidence ownership of the same number of shares of capital stock of the Surviving Corporation.

            (b) CANCELLATION OF TREASURY STOCK. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist (collectively the "Canceled Shares") and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

            (c) EXCHANGE RATIO FOR COMPANY COMMON STOCK. Subject to Section 2.2, each issued and outstanding share of Company Common Stock (other than the Canceled Shares) shall be converted into the right to receive a number of shares of Buyer Common Stock exchanged at a ratio of three and two tenths (3.2) shares of Company Common Stock for one share of Buyer Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

            (d) CANCELLATION OF DEBT. The majority shareholder Michael C. Callihan will execute a cancellation of debt owed by the Company in the form of notes payable to Michael C. Callihan in the amount of $14,598.04.

            Section II.2 EXCHANGE OF CERTIFICATES. (a) On the Closing Date, each Seller shall surrender to Shannon McLeroy, 505 N. Belt, Suite 140, Houston, Texas, 77060, Vice President of the Buyer, all certificates representing the Company Common Stock. Upon surrender of the Company Common Stock, such Seller shall be entitled to receive the amount of Buyer Common Stock specified in
Section 2.1. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers of the shares of Company Common Stock after the Effective Time.

            Section II.3 AUDIT. Within sixty (60) days of Closing, the interest holders in the Company shall cooperate at no charge to Buyer, in conducting as audit of the combined financial statements of the Company as of April 30, 1998 (the "Audit Date"), in accordance with generally accepted auditing standards and generally accepted accounting principles ("GAAP"). The certificate of such Accounting Firm having no qualifications or limitations.

            Section II.4 EMPLOYMENT AGREEMENT. At the Closing, the majority shareholder, Michael C. Callihan shall enter into an employment agreement with Buyer (the "Employment Agreement") in substantially the form of Exhibit A, attached hereto and made a part hereof.

            Section II.5 SHAREHOLDERS' AGREEMENT. At the Closing, the Sellers will each enter into a Shareholders' Agreement which contains provisions concerning the transferability of stock of the Buyer in substantially the form of Exhibit B, attached hereto and made a part hereof.

            Section II.6 TAXES UPON CONVEYANCE AND TRANSFER. The Sellers shall pay any and all sales, use, transfer or similar taxes payable in connection with the sale, transfer and assignment of the Company Common Stock to Buyer.

            Section II.7 MAIL RECEIVED AFTER CLOSING. Following the Closing, Buyer may receive and open all mail addressed to the Sellers and, to the extent that such mail and the contents thereof relate to the Business of the Company, deal with the contents thereof in its discretion. Buyer shall notify the Sellers of and provide the Sellers copies of any mail that on its face obliges the Sellers to take any action.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

            The Sellers, jointly and severally, represent and warrant to Buyer the following:

            Section III.1 CORPORATE STATUS AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct the Business. The Company is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on the Company or the Company Common Stock.

            Section III.2 CAPITAL STRUCTURE. As of the Closing Date, the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of any person to acquire securities of the Company. The Company Common Stock are all of the outstanding shares of the capital stock of the Company and are owned beneficially and of record by the shareholders in the amounts listed on Exhibit C, attached hereto and made a part hereof. The Company has not issued (i) any securities convertible or exchangeable for shares of common stock of the Company; or (ii) any options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is bound.

As of the Closing Date, there are no stockholder agreements, voting trusts or other agreements or understandings to which either of the Sellers or the Company is a party that will limit in any way the transactions described in the Agreement or the free and clear ownership of the Company Common Stock by Buyer.

            Section III.3 AUTHORIZATION. Each of the Sellers has full power and authority to execute and deliver this Agreement and the exhibits attached hereto; to consummate the transactions contemplated herein; and to take all actions required to be taken by each of them pursuant to the provisions hereof; and each of the Sellers agree that this Agreement and the exhibits attached hereto constitute the valid and binding obligation of the Sellers and this Agreement and exhibits attached hereto are enforceable in accordance with their terms. To the extent any spouse or former spouse of the Seller has any community property interest in the Company Common Stock, such spouse or former spouse has executed a counterpart hereof.

            Section III.4 NON-CONTRAVENTION. Except as set forth in Exhibit D attached hereto and made a part hereof, neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Company or any provision of any agreement or instrument to which the Company is a party. The Sellers collectively own 100% of the outstanding securities of the Company. The last regularly prepared annual income statement for the Company shows revenues of less than $2,000,000, and the last regularly prepared balance sheet of the Company shows assets of less than $1,000,000. The Sellers are collectively the ultimate parent entity of the Company and, assuming the accuracy of the representation in Section 4.3, no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") is required in connection with the transactions contemplated by this Agreement.

            Section III.5 VALIDITY. There are no pending or threatened judicial or administration actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by the Company or the Sellers in connection with this Agreement.

            Section III.6 BROKER INVOLVEMENT. The Sellers have not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

            Section III.7 LITIGATION. Except as set forth on Exhibit E attached hereto and made a part hereof, there is no investigation, claim or proceeding or litigation of any type pending or threatened involving or that might have an adverse effect on the Sellers or Buyer as the owner of the Company Common Stock, and Sellers are unaware of any judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving Sellers or the Company that might have an adverse effect on Sellers or Buyer as the owner of the Company Common Stock.

            Section III.8 TITLE. The Sellers are the true and lawful owners of the Company Common Stock, free and clear of any and all liens, encumbrances, mortgages, options, security interests, restrictions, liabilities, pledges and assignments of any kind, and each of the Sellers has the full right to sell and transfer to Buyer good and marketable title to the Company Common Stock, free and clear of any and all liens and encumbrances of any nature or description. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Company Common Stock in Buyer, free and clear of all liens and encumbrances of any nature or description.

            Section III.9 CONTINUITY PRIOR TO CLOSING DATE. Except as set forth on Exhibit F attached hereto and made a part hereof, from the Letter of Intent Date to and including the Closing Date, the Company has not conducted its business otherwise than in the usual and customary manner and in the ordinary course of business, consistent with its historical practice, and there has not been any:

            (a) any sale, lease, distribution, transfer, mortgage, pledge or subjection to lien of Company's assets, except sales of obsolete or surplus equipment in the ordinary and usual course of business and the creation of liens for taxes not yet due and payable, materialmen's, mechanics', workmen's, repairmen's or other like liens;

            (b) any material transaction by the Company not in the ordinary and usual course of business;

            (c) any material damage, destruction or loss to the assets of the Company or any other assets used in the Business, whether or not covered by insurance;

            (d) a termination, or a threatened termination, or material modification, in each case not in the ordinary course of business, of any material contract or the relationship of the Company with any customer or supplier;

            (e) any change by the Company in accounting methods or principles or the application thereof or any change in the Company's policies or practices with respect to items affecting working capital;

            (f) any delay or reduction in capital expenditures in contemplation of this Agreement or otherwise, or any failure to continue to make capital expenditures in the ordinary course of business consistent with past practice;

            (g) any acceleration of shipments, sales or orders or other similar action in contemplation of this Agreement or otherwise not in the ordinary course of business consistent with past practice;

            (h) any bonus payments, salary increases, commission increases or modifications, the execution of any employment agreement, severance arrangement, consulting arrangement or similar document or agreement, or other changes in employee benefits or other compensation;

            (i) any waiver by the Company of any rights that, singly or in the aggregate, are material to the Business, the Company Common Stock, the assets of the Company or the financial condition or results of operation of the Company;

            (j) any labor strikes, union organizational activities or other similar occurrence; or

            (k) any contract or commitment by the Company to do or cause to be done any of the foregoing, except in connection with this Agreement and the transactions contemplated hereby.

            Section III.10 CONTRACTS AND COMMITMENTS. Exhibit G, attached hereto and made a part hereof, lists all agreements, commitments, contracts, undertakings or understandings to which the Company is a party and which relate to the Business or the Company, including but not limited to trademark, trade name or patent license agreements, service agreements, lease, purchase or sale agreements, supply agreements, distribution or distributor agreements, purchase orders, customer orders and equipment rental agreements. The Company is not in breach of or default under any agreement, lease, contract or commitment listed in Exhibit G (collectively, the "Agreements"). Each Agreement is a valid, binding and enforceable agreement of the Company and the other parties thereto. There has not occurred any breach or default under any Agreement on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Agreement. There is no dispute between the parties to any Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Agreement.

            Section III.11 TRADEMARKS, TRADE NAMES AND INTELLECTUAL PROPERTY. Exhibit H, attached hereto and made a part hereof, contains an accurate and complete list of (i) all patents, pending patent applications and invention memoranda relating to the Company's Business or the Company Common Stock, (ii) all registered United States and foreign trademarks, trade names, logos and copyrights owned or used by the Company in connection with its Business or the Company Common Stock, and all registrations thereof, and (iii) all unregistered United States and foreign trademarks, trade names, logos and copyrights used by the Company in connection with its Business or the Company Common Stock. The Company has the right to use all trademarks, trade names, logos, copyrights, patents, pending patent applications and invention memoranda referred to herein. There is no pending or threatened action or claim that would impair any such right.

            Section III.12 FINANCIAL RECORDS.. The unaudited financial statements of the Company as of and for the year ended December 31, 1997 and as of and for each month ending through April 30, 1998 and attached hereto as
Exhibit I and made a part hereof, delivered to Buyer (the "Financial Statements"), are accurate and complete, were prepared on a consistent basis (except as set forth therein) and fairly present the financial condition and results of operations of the Company. The audited financial statements referred to in Section 2.3 will be completed within sixty (60) days of the Effective Time, and will be prepared in accordance with GAAP applied on a consistent basis and will fairly present the financial condition and results of operations of the Company. Exhibit J, attached hereto and made a part hereof, reflects all inter-company transactions between the Company and its stockholders or its affiliates since January 1, 1996 through the date of this Agreement.

            Section III.13 EMPLOYEES AND RELATED MATTERS. Exhibit K, attached hereto and made a part hereof, is a complete list of all employees of the Company, listing the title or position held, base salary, any commissions or other compensation paid or payable, all employee benefits received by such employees and any other terms of any oral or written agreement with the Company.

            Section III.14 NO MATERIAL CHANGE. There has been no material adverse change in the Company Common Stock or their value or in the Business from the Letter of Intent Date to and including the Closing Date, and no event has occurred which could be expected to lead to or cause such a material adverse change.

            Section III.15 INVESTMENT INTENTION. Sellers are acquiring the Buyer Common Stock hereunder for investment, solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

            Section III.16 COMPLIANCE WITH LAW. The Company is not in violation of any provision of any applicable law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order, including, without limitation, those relating to health, the environment or Hazardous Substances, and the Company has received no notice of any alleged violation of such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

            Section III.17 GOVERNMENT LICENSES, PERMITS AND RELATED APPROVALS. Exhibit L, attached hereto and made a part hereof, sets forth a list of all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities required for the conduct of the Business by the Company as currently conducted, all of which are in full force and effect.

            Section III.18 SAFETY REPORTS. Exhibit M, attached hereto and made a part hereof, sets forth a complete listing of all injury reports, worker's compensation reports and claims, safety citations and reports, OSHA reports and all documents relating to any of the foregoing.

            Section III.19 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on Exhibit N, attached hereto and made a part hereof, during the past three years the Company has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company), in the ordinary course of business or otherwise, (i) any officer, director or stockholder of the Company or any subsidiary thereof or (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company or any stockholder of the Company. The Company does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of $2,000 in the aggregate), and none of such persons owes any amount to the Company.

            Section III.20 STUDIES, ETC. Exhibit O, attached hereto and made a part hereof, sets forth a complete list of all studies, reports, plans, analyses or similar documents (whether prepared by the Company's employees or others) in the possession or control of the Company or any affiliate thereof relating to safety, the environment, Hazardous Substances, as defined in Section 6.1, intellectual property, markets, competitors, strategic planning, product liability, warranties or otherwise relating in any way to the Business.

            Section III.21 DISCLOSURE. All exhibits and schedules to this Agreement are complete and accurate. No representation or warranty by the Sellers in this Agreement or in any exhibit to this Agreement, or in any statement or certificate or other document furnished to Buyer by the Sellers or any representative of the Sellers, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements therein not misleading.

            Section III.22 EMPLOYEE BENEFITS. Exhibit P, attached hereto and made a part hereof, contains a complete list of "employee welfare plans" (as that term is defined in Section 3(1) of ERISA) in which active or former employees of the Company (collectively, the "Affected Employees") participate (which plans as applied to such Affected Employees are hereinafter referred to as "Welfare Plans"). Exhibit P also contains a complete list of "employee pension benefit plans" as that term is defined in Section 3(2) of ERISA in which Affected Employees participate (which plans as applied to such Affected Employees are hereinafter referred to as "Pension Plans"). No Affected Employees participate in any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA). The Welfare Plans and Pension Plans are hereinafter collectively referred to as "Company's Plans." Each of the Company's Plans is in compliance with the provisions of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code. None of the Pension Plans have incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code). The Company has not incurred any liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan. The Company has no employees covered by a collective bargaining agreement.

            Section III.23 DISTRIBUTED PRODUCTS. Exhibit Q, attached hereto and made a part hereof, sets forth a complete listing of all products (i) distributed by the Company (and the manufacturer thereof and the person, if different, for whom the Company distributes such product) or (ii) manufactured or sold by the Company and distributed by others (and the name of such distributor). Such schedule also sets forth the terms of each such distribution arrangement. The Company has full right to distribute all products referred to in clause (i) of the preceding sentence.

            Section III.24 CUSTOMERS. Exhibit R, attached hereto and made a part hereof, sets forth a complete listing of the Company's customers. The transfer of the Company Common Stock and the transactions contemplated by this Agreement will not result in the loss of any of the Company's customers.

            Section III.25 ACCOUNTS RECEIVABLE. Exhibit S, attached hereto and made a part hereof, sets forth a complete listing of all accounts receivable or notes receivable ("Accounts Receivable"). All of the Accounts Receivable are owned by the Company, free and clear of all liens, and are fully collectible.

            Section III.26 ACCOUNTS PAYABLE. Exhibit T, attached hereto and made a part hereof, sets forth a complete listing of all accounts payable and/or notes payable. ("Accounts Payable"). The Accounts Payable list is a complete list of debts validly owed by the Company.

            Section III.27 TAXES. The Company has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by them, and have paid, or made full and adequate provisions for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports and declarations, except such taxes, if any, as are adequately reserved against in the Company Balance Sheet.

            Section III.28 FACILITIES. The Company is not in breach, violation or default of any building/office lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor or sublessee) thereto has the right to terminate the same, and the Company has not received notice of any claim or assertion that is or may be in any such breach, violation, or default.

            Section III.29 INSURANCE. The Company has insurance policies in full force and effect which provide for coverages which are usual and customary in the business of the Company as to amount and scope, and are adequate to protect the Company against any reasonable foreseeable risk of loss, including business interruption. The Company has not within the past three (3) years received any notice of cancellation of any insurance agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to the Sellers the following:

            Section IV.1 CORPORATE STATUS AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority under its respective certificate or articles of incorporation and by-laws to conduct its business as the same exists on the date hereof and on the Closing Date.

            Section IV.2 AUTHORIZATION. The Buyer has full corporate power and authority under its respective certificate or articles of incorporation and by-laws, and its respective board of directors has taken all necessary corporate action to authorize, execute and deliver this Agreement and the exhibits and schedules attached hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto to which it is a party constitutes the valid and binding obligation of the Buyer or the Subsidiary, as the case may be, enforceable in accordance with its terms. The Buyer Common Stock is duly authorized, validly issued, fully paid and non-assessable.

            Section IV.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement and the schedules and exhibits attached hereto, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of Buyer or any provision of any agreement or instrument to which it is a party.

            Section IV.4 VALIDITY. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer in connection with this Agreement.

            Section IV.5 BROKER INVOLVEMENT. The Buyer has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

            Section V.1 COVENANT AGAINST COMPETITION. As an essential consideration for the obligations of the Buyer under this Agreement, the Sellers hereby agree and covenant that, for a period of three years following the Closing Date, neither of the Sellers nor any affiliate thereof shall engage in any manner in providing, marketing or brokering services of the same general type as those provided or marketed by the Company, or associated services, in the geographic areas in which the Company has operated since inception, unless employed by the Buyer, an affiliate of Buyer or the Company. If Buyer believes the Sellers or any affiliate has violated the provisions of this Section 5.1, Buyer shall have the right to seek relief from any court of competent jurisdiction. The Sellers acknowledge that money damages alone will not adequately compensate Buyer in the event of a breach of the covenants of this Section. Therefore, the Sellers agree that in addition to all remedies available at law, in equity or under this Agreement, Buyer shall be entitled to injunctive relief for the enforcement of this covenant. Each of the Sellers agree that the covenants in this Section are reasonable with respect to their duration, scope and geographical area. If, at the time of enforcement of this Section, a court should hold that the restrictions herein are unreasonable under the circumstances then existing or otherwise, the parties agree that the maximum duration, scope or geographical area legally permissible under such circumstances will be substituted for the duration, scope or area stated herein.

            Section V.2 FURTHER ASSURANCES. The Sellers and the Buyer shall execute and deliver, at Closing or thereafter, any other instrument which may be requested by a party and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers, conveyances or other transactions contemplated by this Agreement or to transfer any Company Common Stock after Closing.

            Section V.3 CONSENTS. After the Closing, the Sellers will use their best efforts to obtain any consents required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained.

            Section V.4 NAME. The Sellers agree that following consummation of this Agreement none of them shall make any attempt to make any use of the name of the Company in conjunction with operations in any respect in competition with those of the Company as its business was conducted prior to the Closing, or authorize others to do so, without the consent of the Purchaser.

                                   ARTICLE VI

                                 INDEMNIFICATION

            Section VI.1 SELLERS' INDEMNITY OBLIGATIONS. Each of the Sellers agree to jointly and severally indemnify and hold the Buyer (including its officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitration's, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by the Buyer as a result of
(a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of either of the Sellers in this Agreement, (b) any violation or breach by either of the Sellers of or default by either of the Sellers under the terms of this Agreement, (c) any act or omission occurring, or condition or circumstances existing, prior to the Closing Date, or any condition or circumstances caused by any act or omission occurring prior to the Closing Date, by either of the Sellers or with respect to the Company Common Stock or the Business not fully covered by a specific accrual liability or reserve on the unaudited financial statements, including the items set forth on Exhibit E, (d) the past or present presence, release, remediation or clean-up of, or exposure to, Hazardous Substances (as defined below) relating to or located on, within or under the Assets of the Company, (e) any product liability or other claims concerning services provided or products sold by the Company prior to the Closing Date not fully covered by a specific accrual liability or reserve on the audited financial statements and (f) any debts, liabilities or obligations of Sellers, direct or indirect, fixed, contingent or otherwise, that are not expressly assumed by Buyer in this Agreement. The foregoing is not an exclusive remedy, and Buyer shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

            "Hazardous Substances" means any pollutant, toxic substance, asbestos, hazardous waste, or any constituent of any such substance, waste or product, whether solid, liquid or gaseous in form, described in or regulated under RCRA, CERCLA, Superfund or under any other federal, state or local law, statute, ordinance, rule, regulation, order, judicial decision, arbitration decision or determination of any governmental authority, and shall include petroleum, natural gas, natural gas liquids, crude oil and any fraction or product thereof.

            Section VI.2 BUYER'S INDEMNITY OBLIGATIONS. Buyer shall indemnify and hold Sellers harmless from and against any and all Indemnified Amounts incurred by the Sellers as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of the Buyer in this Agreement, (b) any violation or breach by the Buyer of or default by the Buyer under the terms of this Agreement, or (c) any liabilities or obligations of Sellers expressly assumed by Buyer in this Agreement. The failure of the Buyer to cure, remediate or otherwise repair any condition or circumstance existing at the Closing or caused by the Sellers shall not be deemed an "omission" for purposes hereof. The Sellers shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

            Section VI.3 SURVIVAL. The representations, warranties and indemnities set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation.

            Section VI.4 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

            (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

            Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim.

            If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period, the Indemnified Party shall give the Indemnifying Party an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, to defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party and the Indemnified Party shall have been advised by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to participate in the defense of such suit or proceeding along with the Indemnifying Party, but the Indemnified Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying

Party does not dispute its potential liability to the Indemnified Party within the Election Period and the Indemnified Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnifying Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action and the liability for the expense thereof, as well as any liability with respect to such Third Party Claim, shall be determined as provided in Section 7.5 below.

            Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise, or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Article VII without the written consent of such other party.

            (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party within a reasonable time a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

            Section VI.5 GENERAL. The indemnification obligations under this
Article VI shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the Indemnified Party. The rights of the parties to indemnification under this Article VI shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations. All representations, warranties and covenants and agreements made by the parties shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

                                   ARTICLE VII

                         ACTIONS TO BE TAKEN AT CLOSING

            Section VII.1 ACTIONS TO BE TAKEN BY THE SELLERS AT THE CLOSING. The Sellers shall take the following actions at the Closing:

            (a) Each of the Sellers shall execute and deliver a Shareholder Agreement.

            (b) The Sellers shall endorse and deliver pursuant to Section 2.2 share certificates Nos. 1 through 3 conveying all the Company Common Stock to Buyer.

            (c) Execution of cancellation of debt owed by the Company in the form of notes payable to Michael C. Callihan


            Section VII.2 ACTIONS TO BE TAKEN BY BUYER AT THE CLOSING. Buyer shall take the following actions at the Closing:

            (a) Buyer shall deliver to Sellers a copy certified by its Secretary of resolutions duly adopted by the board of directors of Buyer authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, the issuance of the Buyer Common Stock and the consummation of the transactions contemplated herein.

            (b) Buyer and Mr. Michael C. Callihan, respectively, shall execute and deliver the Employment Agreement.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section VIII.1 CONFIDENTIALITY; PUBLICITY; BOOKS AND RECORDS. (a) After the Closing, the Sellers will not, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the Business, the Company Common Stock or the business or operations of the Company, except as is required in governmental filings or judicial, administrative or arbitration proceedings. The parties hereto will promptly advise, and obtain the approval of, the other parties before issuing any press release with respect to this

Agreement or the transactions contemplated hereby.

            (b) For a period of five years after the Closing Date, Buyer will preserve and retain the books and records constituting part of the assets of the Company and make such books and records available at the then current administrative headquarters of Buyer to Sellers, upon reasonable prior written notice and at reasonable times, at the requesting party's cost and expense, it being understood that the requesting party shall be entitled to make copies of any such books and records as shall be reasonably necessary.

            Section VIII.2 EXPENSES. The parties hereto shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein. The Company shall not bear the expenses of Sellers.

            Section VIII.3 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

            Section VIII.4 WAIVERS AND CONSENTS. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

            Section VIII.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

            (a)   If to Buyer or the Subsidiary, to:

                  CLEARWORKS TECHNOLOGIES, INC.
                  505 N. Belt, Suite 140
                  Houston, Texas 77060
                  Attention: Shannon McLeroy, Vice President

            (b) If to Seller, to:

                  Team Renaissance, Inc.
                  7600 West Tidwell Suite 310
                  Houston, Texas 77040
                  Attention:  Michael C. Callihan


            Section VIII.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

            Section VIII.7 TITLE AND RISK OF LOSS. Title to, liability for and in connection with, and risk of loss of Company Common Stock shall remain with the Sellers in every instance until the Closing.

            Section VIII.8 LIMITATION ON INTEREST. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

            Section VIII.9 CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Texas (without regard to the choice of law provisions thereof).

            Section VIII.10 SECTION HEADINGS. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section VIII.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first above written.

                              CLEARWORKS TECHNOLOGIES, INC.


                              By:/s/SHANNON MCLEROY
                              Name: Shannon McLeroy
                              Title: Vice President

                             TEAM RENAISSANCE, INC.


                              By:/s/MICHAEL C. CALLIHAN
                              Name: Michael C. Callihan
                              Title: President


                             TEAM RENAISSANCE, INC.


                              By:/s/ HENRY A. DELOSSANTOS
                              Name:  Henry A. DeLosSantos, Individually



                              By:/s/MICHAEL C. CALLIHAN
                              Name: Michael C. Callihan, Individually

                             EXHIBITS AND SCHEDULES

EXHIBIT A - Employment Agreement
EXHIBIT B - Shareholders Agreement
EXHIBIT C - Capital Structure
EXHIBIT D - Contravention of Agreements
EXHIBIT E - Litigation
EXHIBIT F - Changes in Continuity
EXHIBIT G - Agreements
EXHIBIT H - Intellectual Property
EXHIBIT I - Financial Statements
EXHIBIT J - Intercompany Transactions
EXHIBIT K - Employees
EXHIBIT L - Government Licenses
EXHIBIT M - Safety Reports
EXHIBIT N - Transactions With Certain Persons
EXHIBIT O - Studies
EXHIBIT P - ERISA
EXHIBIT Q - Company Products
EXHIBIT R - Customer List
EXHIBIT S - Accounts Receivable
EXHIBIT T - Accounts Payable

                        EXHIBIT A - EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                          CLEARWORKS TECHNOLOGIES, INC.
                                       AND
                               MICHAEL C. CALLIHAN



      This Agreement (this "Agreement") is entered into by and between CLEARWORKS TECHNOLOGIES, INC., hereinafter called "Employer" or "Company," and Michael C. Callihan of Houston, Texas, hereinafter called "Employee."

A.    EMPLOYMENT

      Employer hereby employs Employee as its Director - Mergers & Acquisitions. This Employment Agreement is effective May 1, 1998 (the "Effective Date"), and continuing for a term of three (3) years, subject to the termination provisions set forth below.

B.    DUTIES

      Employee shall perform such duties as like executives of other companies in the same industry. It is contemplated that Employee shall be responsible for identifying and acquiring like companies in the information technology marketplace. Employee will be responsible for completing acquisitions of profitable companies in compliance with the Company's Strategic Business Plan. Employee will utilize his best efforts to acquire companies that will enhance the Company's profitability and will be responsible for building a team to acquire companies on a national basis. Employee shall devote Employee's full productive time and best efforts to the performance of Employee's duties.

C.    COMPENSATION

      As compensation, Employee shall receive a base salary totaling $70,000.00 per year, payable in accordance with Employer's usual payroll practices, plus a raise of not less than 10% per year on the first anniversary of the Effective Date, plus an additional raise of not less than 10% of Employee's then current salary on the second anniversary of the Effective Date. Employee shall also be eligible to receive an annual bonus. Employee shall also receive such other additional compensation, if any, as may be determined in the discretion of Employer's Board of Directors.

      In addition to the above compensation, Employee shall be entitled to receive commissions equal to one percent (1%) for the first year and one-half of one percent (.05%) for the second year of the purchase price of any acquisition brought to Employer's attention while Employee is employed by Employer. The percentage of Employee's commission will be determine as of the date Employee obtains an executed nonbinding nondisclosure agreement along with a company profile on the company to be acquired. The percentage of Employee's commission will be determine as of the date Employee obtains an executed nonbinding nondisclosure agreement along with a company profile on the company to be acquired. The commission will be paid at the time of closing in the form of options to acquire stock of Employer at three dollars ($3) for the first year, and a 20% discount from the trading price of that day for the second and third year, but otherwise in accordance with Employer's Stock Option Plan.

      As additional compensation for his employment and any other agreements contained herein, Employee shall also receive benefits commensurate with the benefits received by the Senior Executives of the Company.

D.    STOCK OPTIONS AND EQUITY OWNERSHIP

      The Employee will acknowledge that the Company Common Stock issued to Employee will not be registered with the SEC for resale. As such, these shares of Common Stock will be subject to SEC Rule 144 limitations on their sale. Employee agrees not to transfer shares of Company Common Stock received in the transaction for the period during which such sale is prohibited.

      1.    Employer's Right of First Refusal

      During the term of this agreement, in the event that the Employee elects to sell any portion of his stock in Employer, Employer shall have the right of first refusal for thirty days after receiving written notification by Employee that Employee wishes to sell any portion of his stock in Employer. Employer shall be deemed to have received notice of such intention not later than three days after Employee mails notice of the same to Employer. The sales price of any such shares of stock shall be the price quoted for such stock in the WALL STREET JOURNAL as of market opening on the date written notification is mailed or delivered (whichever is sooner) to Employer. If, after thirty calendar days from the date of delivery or mailing (whichever is earlier), the Employer does not elect to purchase any portion of the stock Employee wishes to sell, or fails to pay the purchase price as provided for below, Employee is free to sell the stock subject to any and all SEC requirements or restrictions.

      2.    Payment of Purchase Price

      The purchase price for the shares of stock in Employer owned by Employee may be paid by Employer as follows: The purchase price for the shares of capital stock in the Corporation will be satisfied by a cash payment to the Employee at the time of the closing for the full amount of the purchase price. Employer agrees to take such acts as are necessary, including but not limited to adoption or amendment of appropriate articles of incorporation or by-laws, to effectuate the following:

      (a) In the event Employer or its Affiliates proposes to register an offering of its securities under the federal securities laws, other than for an employee benefit plan or pursuant to a plan of merger or acquisition, Employer shall use its best efforts to cause Employee's securities to be included in the registration so as to permit the public sale of those securities.

E.    TERMINATION

      Employee may terminate this Agreement at any time by giving one month's advanced written notice to Employer. Employer may terminate this Agreement on or before three (3) years immediately following the Effective Date only in the event of "cause," as that term in hereinafter defined. Employer may terminate this Agreement for cause immediately by giving notice identifying the cause. "Cause" is defined as any act by Employee committed with the subjective intent to injure Employer's business or reputation, a felony conviction of a crime involving moral turpitude, dependence on illegal controlled substances, or failure to accomplish objectives set forth by the company's Management By Objectives (MBO's). In the event of a lawful termination by Employer for cause, Employee shall be entitled to the rights provided for in this Agreement earned through the end of the business day of the date of such termination. In the event of any other termination of this Agreement, Employee shall be entitled to all compensation and other rights provided to Employee herein for the entirety of the three-year term provided in paragraph A above.

 F.   INTELLECTUAL PROPERTIES

      Employee agrees that he will promptly and completely inform and disclose in writing to Employer all writings, inventions, designs, improvements, and discoveries that Employee may produce during the term of this Agreement that pertain or relate to the business of Employer or to any experimental work carried on by Employer whether conceived by Employee alone or jointly with others and whether or not conceived during regular working hours. Employee shall describe the features of concepts considered new or different. All such writings, inventions, designs, improvements, and discoveries shall be the exclusive property of Employer. Employee shall assist Employer in obtaining patents and/or copyrights on all such writings, inventions, designs, improvements, and discoveries deemed appropriate by Employer. Employee will execute all assignments and other documentation necessary to assign the entire right, title, and interest in such writings, inventions, designs, improvements, and discoveries to Employer, its successors and assigns, and to cooperate with Employer in protecting and perfecting Employer's legal interest in such items. Employee represents that there are currently no such writings, inventions, designs, improvements, or discoveries not included in a copyright, copyright application, patent or patent application which Employee wishes to exclude from the provisions of this Agreement.

H.    CONFIDENTIALITY

      During the term of employment under this Agreement, Employee will have access to and become familiar with various trade secrets of Employer. The term "trade secrets" means devices, inventions, processes, and compilations of information, records, and specifications that are owned by Employer and that are regularly used in the operation of the business of Employer. All files, records, documents, drawings, specifications, equipment, and other similar items relating to the business of Employer, whether or not prepared by Employee, shall remain exclusive property of Employer and shall not be removed under any circumstances from the premises where the work of Employee is being carried on, unless prior written consent of Employer has been obtained. Employee agrees to safeguard and maintain the confidentiality and proprietary nature of information obtained in the course of this engagement relating to research, development, and business activities of Employer, and shall not use such information without Employer's written consent for a period of one year following the termination and as are reasonably requested by Employer of this Agreement. Such information and all copies thereof shall be returned to Employer upon termination of employment. Employee will sign further confidentiality agreements as are reasonably requested by Employer.

I.    RIGHTS IN DATA

      In the course of performing duties under this Agreement, Employee will handle financial, accounting, statistical, and personnel information concerning clients, employees, acquisitions and subsidiaries of Employer. All such information is confidential and shall not be disclosed, directly or indirectly, to any person other than agents of Employer, either during the term of this Agreement or at any time after such term. All work product shall be the property of Employer. Employee hereby assigns to Employer the ownership of such work product and agrees to cooperate with Employer in protecting and perfecting Employer's legal interests in such work product.

J.    OWNERSHIP OF ACCOUNTS

      Employee understands that Employer's relationships with its customers and their key personnel are Employer's exclusive property and that all information concerning Employer's projects including the client's data, processing requirements, contract expiration dates, and rights are the exclusive province of Employer.

K.    NON-COMPETETION

      For the term of this agreement, employee agrees to not compete with the Company in any of the trade practices and/or services offered by the company. Employee shall not engage in any manner in providing, marketing or brokering services of the same general type as those provided or marketed by the Company, or associated services unless employed by the Company, or an affiliate of the Company. The geographic area of non-competition shall be limited to the State of Texas.

L.    MISCELLANEOUS

      1. The descriptive headings of the several sections of this Agreement are inserted for convenience of the parties only and do not constitute part of this Agreement.

      2. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

      3. This Agreement, and all rights and obligations of the parties hereunder, shall be construed and interpreted under and pursuant to the laws of the State of Texas. Venue for any disputes arising under this Contract shall rest exclusively in Harris County, Texas.

      4. Any disputes including termination disputes arising under this Agreement first shall be submitted to confidential non-binding mediation with the mediator to be selected in good faith by both Employer and Employee. The cost of the mediation will be borne equally by both parties. If Employer and Employee fail in good faith to agree upon the selection of a mediator within fifteen (15) days after written notice of the need for mediation, mediation shall no longer be required.

      In Witness Whereof, the parties hereto have executed this Agreement in multiple counterparts on this 15th day of May, 1998.

                                          CLEARWORKS
                                          TECHNOLOGIES, INC.

                                          /s/SHANNON MCLEROY
                                          Shannon McLeroy, Vice President


                                          /s/MICHAEL C. CALLIHAN
                                          Michael C. Callihan

                       EXHIBIT B - SHAREHOLDERS AGREEMENT


      The Shareholder will acknowledge that the Buyer Common Stock issued to Shareholder will not be registered with the SEC for resale. As such, these shares of Common Stock will be subject to SEC Rule 144 limitations on their sale. Shareholder agrees not to transfer shares of Buyer Common Stock received in the transaction for the period during which such sale is prohibited.

      1.    Buyer's Right of First Refusal
      In the event that the Shareholder elects to sell any portion of his stock in Buyer, Buyer shall have the right of first refusal for thirty days after receiving written notification by Shareholder that Shareholder wishes to sell any portion of his stock in Buyer. Buyer shall be deemed to have received notice of such intention no later than three days after Shareholder mails notice of the same to Buyer. The sales price of any such shares of stock shall be the price quoted for such stock in the WALL STREET JOURNAL as of market opening on the date written notification is mailed or delivered (whichever is sooner) to Buyer. If, after thirty calendar days from the date of delivery or mailing (whichever is earlier), the Buyer does not elect to purchase any portion of the stock Shareholder wishes to sell, or fails to pay the purchase price as provided for below, Shareholder is free to sell the stock subject to any and all SEC requirements or restrictions.

      2.    Payment of Purchase Price
      The purchase price for the shares of stock in Buyer owned by Shareholder may be paid by Buyer as follows: The purchase price for the shares of capital stock in the Corporation will be satisfied by a cash payment to the Shareholder at the time of the closing for the full amount of the purchase price. Buyer agrees to take such acts as are necessary, including but not limited to adoption or amendment of appropriate articles of incorporation or by-laws, to effectuate the following:

      (a) In the event Buyer or its Affiliates proposes to register an offering of its securities under the federal securities laws, other than for an employee benefit plan or pursuant to a plan of merger or acquisition, Buyer shall use their best efforts to cause Shareholder's securities to be included in the registration so as to permit the public sale of those securities.





                              By:/s/MICHAEL C. CALLIHAN
                              Name: Michael C. Callihan, Individually




                              By:/s/TONY DELOSSANTOS
                              Name: Tony DeLosSantos, Individually

Many pages of copy followed, no file.